EXHIBIT 99.1
Talend Reports Third Quarter 2020 Financial Results
Record quarterly revenue of $72.7 million
Cloud ARR of $87.8 million, up 113% year-over- year

Redwood City, Calif., November 9, 2020 - Talend (NASDAQ: TLND), a global leader in data integration and data integrity, announced today financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Results:
•Total revenue of $72.7 million, up 16% year-over-year
•Annual Recurring Revenue (“ARR”) of $268.9 million, up 20% year-over-year or 16% on a constant currency basis
•Cloud ARR of $87.8 million, up 113% year-over-year or 109% on a constant currency basis
•Subscription revenue of $66.0 million, up 20% year-over-year or 18% on a constant currency basis
•GAAP operating loss of $18.2 million
•Non-GAAP operating loss of $4.2 million
•Dollar-based net expansion rate of 107% on a constant currency basis

“We delivered another strong consecutive quarter with record revenue of $72.7 million for the third quarter of 2020,” said Christal Bemont, Chief Executive Officer. “Our results were driven by continued cloud momentum with cloud ARR growing 109% on a constant currency basis to $87.8 million, bringing total ARR to $268.9 million at the end of the quarter. We now have over 3,250 cloud customers and we're excited to land our largest new cloud deal ever, an enterprise-wide deployment that validate the strong value proposition Talend provides to companies. Talend's value as a strategic partner continues to evolve as companies increasingly look to access data to make critical business decisions. We have expanded our leadership team with a focus on innovation at scale, industry leadership, and a customer-first mentality. We look forward to sharing our long-term strategy and vision for Talend at our upcoming Investor Day on November 18th.”

Recent Business Highlights:
•Named a Leader in 2020 Gartner Magic Quadrant for Data Integration Tools
•Introduced industry-first measure of data health to bring clarity and confidence to significant business decisions
•Named Krishna Tammana Chief Technology Officer
•Appointed Jamie Kiser to expanded role of Chief Operating Officer and Chief Customer Officer

Financial Guidance:

The table below summarizes our guidance for the fourth quarter and full year of 2020.

	Q4 2020	FY 2020
Total Revenue	$74.2 million - $75.2 million	$282.8 million - $283.8 million
Non-GAAP Operating Loss	($9.5) million - ($8.5) million	($24.4) million - ($23.4) million
Non-GAAP Net Loss	($10.2) million - ($9.2) million	($26.8) million - ($25.8) million
Non-GAAP Net Loss Per Share	($0.32) - ($0.29)	($0.85) - ($0.82)
Basic and Diluted weighted average shares	31.9 million shares	31.5 million shares

In addition, for the full year 2020, free cash flow is expected to be in the range of ($36.0) million to ($32.0) million and Cloud ARR is expected to be $100 million.

Talend’s outlook assumes foreign exchange rates as of October 31, 2020. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the future costs and expenses for which the company adjusts, such as share-based compensation, amortization of acquired intangible assets, and transaction-related expenses, the effect of which may be significant.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. An explanation of non-GAAP financial measures and key business metrics is included below under the heading “Non-GAAP Financial Measures and Key Business Metrics.”

Conference Call Information:

Talend will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern Time on November 9, 2020.

Parties in the United States and Canada can access the call by dialing (866) 248-8441, using conference code 4407938. International parties can access the call by dialing +1 (323) 289-6581, using conference code 4407938.

The webcast will be accessible on Talend’s investor relations website at https://investor.talend.com for one year. A telephonic replay of the conference call will be available through November 14, 2020. To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 4407938. International parties should call +1 (719) 457-0820 and enter conference code 4407938.

Non-GAAP Financial Measures and Key Business Metrics:

Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also present non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, operating loss, net loss, net loss per share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of our performance. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our fiscal third quarter 2020 results included in this press release.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to providing meaningful supplemental information regarding operating performance, these measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

1)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from us.
2)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

3)Other expenses. We excluded from our non-GAAP results the expenses which are related to reorganization costs associated with the hiring and separation from employment of certain executive officers of $0.7 million and $1.1 million for the three and nine months ended September 30, 2020, respectively, as well as the reorganization of our business model in emerging markets of $0.7 million for the nine months ended September 30, 2020. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We also excluded from our non-GAAP results the amortization of debt discount and debt issuance costs resulting from issuance of the 1.75% Convertible Senior Notes due September 1, 2024 of $1.4 million and $3.9 million for the three and nine months ended September 30, 2020, respectively. These expenses are non-cash charges and are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

In addition, we calculate and present the following non-GAAP financial measures and key business metrics:

1)Free cash flow is a non-GAAP measure defined as net cash from (used in) operating activities less cash used in investing activities for acquisition of property and equipment. We believe the disclosure of free cash flow provides useful information to understanding and evaluating our core operating performance and trends.
2)Subscription revenue growth on a constant currency basis is a non-GAAP measure that represents subscription revenue adjusted to exclude foreign currency effects. Subscription revenue on a constant currency basis is calculated by applying the average monthly currency rates for each month in the comparative period to the corresponding month in the current period. We believe the disclosure of subscription revenue in constant currency provides useful supplementary information to investors considering potential significant fluctuations in currency rates.
3)Annual Recurring Revenue (“ARR”) is a key metric defined as the annualized recurring value of all active contracts at the end of a reporting period. ARR includes subscriptions for use of on-premise based products and SaaS offerings and excludes original equipment manufacturer ("OEM") sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Management uses ARR to monitor the growth of our subscription business. We believe the disclosure of ARR provides investors greater clarity into our results given it is not affected by revenue recognition differences between our on-premise and cloud offerings, accounting changes, or contract duration.
4)Cloud Annual Recurring Revenue (“Cloud ARR”) is a key metric defined as the annualized recurring value of all active cloud-based subscription contracts at the end of a reporting period and excludes OEM sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Management uses Cloud ARR to monitor the growth of our cloud subscription business. We believe providing the metric enables investors to better understand our shift to cloud.
5)Dollar-based net expansion rate is a key metric calculated by dividing our recurring customer revenue by our base revenue. We define base revenue as the subscription revenue we recognized from all customers during the four quarters ended one year prior to the date of measurement. We define our recurring customer revenue as the subscription revenue we recognized during the four quarters ended on the date of measurement from the same customer base included in our measure of base revenue, including revenue resulting from additional sales to those customers. The analysis excludes revenue derived from our OEM sales. Management monitors this as an indicator of the stability of our revenue base and the long-term value of our customer relationships. Likewise, we believe the disclosure of dollar-based net expansion rate provides similarly useful information to investors.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “likely,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other similar terms or expressions or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the quotations of management, our anticipated operating results for the 2020 fourth quarter and fiscal year, and our prospects for future growth. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those expressed or implied by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including, without limitation, general economic conditions, including the impact on economic conditions of the novel coronavirus (“COVID-19”) pandemic; the impact of COVID-19 on demand for our solutions, and our business, operations, customers, third-party partners and employees; our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products, including conversion of leads to sales; our ability to successfully transition to the cloud; our ability to successfully manage our leadership transition; the impact of the transition to cloud on our professional services revenue; our ability to retain and increase sales to existing customers and generate new customers; market demand for data integration solutions, particularly our cloud-based and on-premise big data integration offerings; the growth of the market for cloud-based offerings; interruptions or performance problems associated with our technology and infrastructure; competition from other products and services; the sufficiency of our cash and cash equivalents to meet our cash needs; the length and predictability of our sales cycle; our ability to deliver high-quality customer support; any security incidents or breaches or perceptions of security incidents or breaches; our ability to hire, train, and retain highly skilled and qualified employees, including senior-level managers, engineers, and our ability to expand and train our sales force; the performance of our channel partners; our success in sustaining and expanding our international business; our ability to generate significant volumes of sales leads from digital and virtual marketing efforts; the seasonality of our business; our ability to protect our intellectual property, including trade secrets, patents and copyrights; costs resulting from any claim of infringement or other violations by us of another party’s intellectual property rights; our ability to comply with government laws and regulations; natural, man-made and other disasters, including pandemics; and general market, political, economic and business conditions, including the fluctuation of foreign currency exchange rates and exposure to political, economic and social events in France, the United States, United Kingdom, China and other jurisdictions in which we operate and have customers.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, and the foregoing list of factors is not exhaustive. Additional risks and uncertainties that could affect our financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent filings with the Securities and Exchange Commission, including our most recently filed report on Form 10-K and subsequent filings. Our SEC filings are available on the Investor Relations section of our website at https://investor.talend.com and the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not undertake, and specifically disclaim, any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

About Talend
Talend (NASDAQ: TLND), a leader in data integration and data integrity, enables every company to find clarity amidst the data chaos.

Talend is the only company to bring together in a single platform all the necessary capabilities that ensure enterprise data is complete, clean, uncompromised, and readily available to everyone who needs it throughout the organization. With Talend, organizations are able to deliver exceptional customer experiences, make smarter decisions in the moment, drive innovation, and improve operations.

Over 5,000 organizations across the globe have chosen Talend to find clarity in their data. Talend has been recognized as a leader in its field by leading analyst firms and industry publications. For more information, please visit www.talend.com and follow us on Twitter: @Talend.

Investor Contact:
Damaari Drumright
Vice President, Treasury and Investor Relations
ddrumright@talend.com
650-667-5160

Media Contact:
Chris Taylor
Vice President, Corporate Communications
Ctaylor@Talend.com
650-268-5024

TALEND S.A.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Subscriptions	$65,985	$54,952	$187,779	$157,432
Professional services	6,717	7,484	20,780	22,975
Total revenue	72,702	62,436	208,559	180,407
Cost of revenue
Subscriptions	10,553	7,976	27,524	23,782
Professional services	6,065	6,772	19,065	21,925
Total cost of revenue	16,618	14,748	46,589	45,707
Gross profit	56,084	47,688	161,970	134,700
Operating expenses
Sales and marketing	40,686	33,240	118,470	102,428
Research and development	16,836	15,552	50,409	46,987
General and administrative	16,796	12,163	47,448	34,191
Total operating expenses	74,318	60,955	216,327	183,606
Loss from operations	(18,234)	(13,267)	(54,357)	(48,906)
Interest income (expense), net	(2,063)	(631)	(5,790)	(637)
Other income (expense), net	(62)	396	203	(189)
Loss before benefit (provision) for income taxes	(20,359)	(13,502)	(59,944)	(49,732)
Benefit (provision) for income taxes	18	(9)	(48)	(48)
Net loss	$(20,341)	$(13,511)	$(59,992)	$(49,780)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.64)	$(0.44)	$(1.91)	$(1.63)

Weighted-average shares outstanding used to compute net loss per share attributable to ordinary shareholders:	31,635	30,648	31,419	30,453

TALEND S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$160,527	$177,075
Accounts receivable, net of allowance for doubtful accounts*	57,523	82,952
Contract acquisition costs	11,650	10,695
Other current assets*	10,816	9,832
Total current assets	240,516	280,554
Non-current assets:
Contract acquisition costs	23,594	22,050
Operating lease right-of-use assets	36,603	27,821
Property and equipment, net	8,771	5,348
Goodwill	50,000	49,744
Intangible assets, net	10,171	14,018
Other non-current assets	5,377	4,382
Total non-current assets	134,516	123,363
Total assets	$375,032	$403,917
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,976	$4,439
Accrued expenses and other current liabilities	36,522	41,182
Contract liabilities - deferred revenue, current	126,676	142,616
Operating lease liabilities, current	4,586	5,047
Short-term debt	—	227
Total current liabilities	171,760	193,511
Non-current liabilities:
Deferred income taxes	580	768
Other non-current liabilities	1,924	1,137
Contract liabilities - deferred revenue, non-current	11,764	17,807
Operating lease liabilities, non-current	33,726	24,252
Long-term debt	139,856	130,490
Total non-current liabilities	187,850	174,454
Total liabilities	359,610	367,965

STOCKHOLDERS' EQUITY
Ordinary shares, par value €0.08 per share; 31,760,727 and 31,017,268 shares authorized, issued and outstanding, respectively	3,272	3,205
Additional paid-in capital	350,777	309,988
Accumulated other comprehensive income	(362)	1,107
Other reserves	282	207
Accumulated losses	(338,547)	(278,555)
Total stockholders’ equity	15,422	35,952
Total liabilities and stockholders’ equity	$375,032	$403,917

(*) Balance as of December 31, 2019 has been revised to reflect a reclassification of accrued revenue between other current assets and accounts receivable, net

TALEND S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss for the period	$(59,992)	$(49,780)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation	2,453	2,082
Amortization of intangible assets	3,978	3,974
Amortization of debt discount and issuance costs	3,918	411
Amortization of contract acquisition costs	8,843	7,605
Non-cash operating lease cost	4,890	4,264
Unrealized (gain) loss foreign exchange	(290)	34
Accrued interest on convertible debt	2,067	225
Share-based compensation	33,587	26,285
Changes in operating assets and liabilities:
Accounts receivable	25,950	14,377
Contract acquisition costs	(11,048)	(10,072)
Other assets	(1,660)	(3,580)
Accounts payable	(581)	1,871
Accrued expenses and other current liabilities	(6,688)	(2,927)
Contract liabilities - deferred revenue	(23,566)	(6,951)
Operating lease liabilities	(4,845)	(4,224)
Net cash used in operating activities	(22,984)	(16,406)
Cash flows from investing activities:
Acquisition of property and equipment	(5,652)	(2,064)
Net cash used in investing activities	(5,652)	(2,064)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	149,145
Proceeds from issuance of ordinary shares related to exercise of stock awards	2,695	4,382
Proceeds from issuance of ordinary shares related to employee stock purchase plan	4,649	4,742
Repayment of borrowings	(660)	(117)
Net cash from financing activities	6,684	158,152
Net decrease in cash and cash equivalents	(21,952)	139,682
Cash and cash equivalents at beginning of the period*	177,075	34,104
Effect of exchange rate changes on cash and cash equivalents	5,404	(1,822)
Cash and cash equivalents at end of the period	$160,527	$171,964

*Certain prior year financial information has been reclassified to conform with current year presentation.

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$56,084	$47,688	$161,970	$134,700

GAAP subscriptions gross profit:	$55,432	$46,976	$160,255	$133,650
Share-based compensation expense	1,313	773	2,592	2,301
Non-GAAP subscriptions gross profit	$56,745	$47,749	$162,847	$135,951

GAAP professional services gross profit:	$652	$712	$1,715	$1,050
Share-based compensation expense	574	472	1,389	1,602
Non-GAAP professional services gross profit	$1,226	$1,184	$3,104	$2,652

Non-GAAP gross profit:	$57,971	$48,933	$165,951	$138,603

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses:	$(74,318)	$(60,955)	$(216,327)	$(183,606)

GAAP sales and marketing:	$(40,686)	$(33,240)	$(118,470)	$(102,428)
Share-based compensation expense	4,046	3,030	10,237	7,663
Other expenses	—	—	716	—
Non-GAAP sales and marketing	$(36,640)	$(30,210)	$(107,517)	$(94,765)

GAAP research and development:	$(16,836)	$(15,552)	$(50,409)	$(46,987)
Share-based compensation expense	1,413	2,680	7,085	8,098
Amortization of acquired intangible assets	927	907	2,741	2,736
Other expenses	$664	$—	$664	$—
Non-GAAP research and development	$(13,832)	$(11,965)	$(39,919)	$(36,153)

GAAP general and administrative:	$(16,796)	$(12,163)	$(47,448)	$(34,191)
Share-based compensation expense	4,688	2,084	12,284	6,621
Amortization of acquired intangible assets	412	412	1,237	1,238
Other expenses	—	—	440	—
Non-GAAP general and administrative	$(11,696)	$(9,667)	$(33,487)	$(26,332)

Non-GAAP operating expenses:	$(62,168)	$(51,842)	$(180,923)	$(157,250)

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss:	$(18,234)	$(13,267)	$(54,357)	$(48,906)
Share-based compensation expense	12,034	9,039	33,587	26,285
Amortization of acquired intangible assets	1,339	1,319	3,978	3,974
Other expense	664	—	1,820	—
Non-GAAP operating loss:	$(4,197)	$(2,909)	$(14,972)	$(18,647)

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net loss:	$(20,341)	$(13,511)	$(59,992)	$(49,780)
Share-based compensation expense	12,034	9,039	33,587	26,285
Amortization of acquired intangible assets	1,339	1,319	3,978	3,974
Other expense	2,042	411	5,738	411
Non-GAAP net loss:	$(4,926)	$(2,742)	$(16,689)	$(19,110)

GAAP and non-GAAP weighted-average shares outstanding	31,635	30,648	31,419	30,453

GAAP loss per share:	$(0.64)	$(0.44)	$(1.91)	$(1.63)
Non-GAAP loss per share:	$(0.16)	$(0.09)	$(0.53)	$(0.63)

Free cash flow:
Net cash used in operating activities	$(10,733)	$(10,785)	$(22,984)	$(16,406)
Less: Acquisition of property and equipment	2,487	520	5,652	2,064
Free cash flow	$(13,220)	$(11,305)	$(28,636)	$(18,470)

	Three Months Ended September 30,
Constant currency reconciliation:	2020	2019
Subscriptions revenue as reported	$65,985	$54,952
Conversion impact U.S. dollar/other currencies	(1,391)	—
Subscriptions revenue on constant currency basis	$64,594	$54,952